UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2005

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 303-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 24, 2005, JPMorgan Chase Bank, N.A. (“JPMorgan”), HomeBanc Corp. (the “Company”), HomeBanc Mortgage Corporation (“HBMC”), and the other lenders named therein entered into the 6/05 Amendment to Credit Agreement (the “Amendment”). The Amendment amended the terms of the existing 6/04 Amended and Restated Senior Secured Credit Agreement, executed as of June 7, 2004, among the parties (as amended, the “Credit Agreement”) to allow the Company to offer trust preferred securities as described below. The Amendment also includes the $50 million of trust preferred securities as part of the Company’s net worth for purposes of the Credit Agreement. HBMC is a wholly-owned subsidiary of the Company. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by this reference.

Agreements related to the sale of Trust Preferred Securities

In connection with the Company’s sale of $50 million of trust preferred securities, the Company, HBMC and/or HMB Capital Trust I entered into, among other things, a Purchase Agreement, an Amended and Restated Trust Agreement and a Junior Subordinated Indenture (collectively, and as more fully described in Item 9.01 of this Current Report, the “Agreements”), each dated as of June 28, 2005, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated into this Item 1.01 by this reference. A copy of the press release issued by the Company on June 29, 2005, relating to the sale of trust preferred securities is attached hereto as Exhibit 99.1 and is incorporated into this Item 1.01 by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company established a new Delaware trust subsidiary, HMB Capital Trust I, which completed the sale of $50,000,000 of trust preferred securities on June 28, 2005. The rate on these trust preferred securities is the three-month LIBOR rate plus 3.65%. The LIBOR rate, which adjusts every three months, currently is 3.47813% per annum. The trust preferred securities mature in 30 years, and can be called without penalty on or after June 30, 2010. Earlier redemption upon the occurrence of certain tax and investment company events is permitted based on a declining premium to par. The forms of the Common Securities Certificate and the Preferred Securities Certificate are included in the Amended and Restated Trust Agreement, attached hereto as Exhibit 10.3, as Exhibits B and C, respectively.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	6/05 Amendment to Credit Agreement dated as of June 24, 2005 by and among HomeBanc Corp., HomeBanc Mortgage Corporation, JPMorgan Chase Bank and the other lenders named as parties thereto.

10.2	Purchase Agreement dated June 28, 2005, among HomeBanc Corp., HMB Capital Trust I and Bear, Stearns & Co. Inc. or its assignee.

10.3	Amended and Restated Trust Agreement dated June 28, 2005, among HomeBanc Corp., as Depositor, Wells Fargo Bank, National Association, as property trustee, Wells Fargo Delaware Trust Company, as Delaware trustee, and James Krakau and John Kubiak, as administrative trustees.

10.4	Junior Subordinated Indenture dated June 28, 2005, between HomeBanc Corp. and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release dated June 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ John Kubiak
John Kubiak
Senior Vice President and Chief Investment Officer

Date: June 30, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	6/05 Amendment to Credit Agreement dated as of June 24, 2005 by and among HomeBanc Corp., HomeBanc Mortgage Corporation, JPMorgan Chase Bank and the other lenders named as parties thereto.

10.2	Purchase Agreement dated June 28, 2005, among HomeBanc Corp., HMB Capital Trust I and Bear, Stearns & Co. Inc. or its assignee.

10.3	Amended and Restated Trust Agreement dated June 28, 2005, among HomeBanc Corp., as Depositor, Wells Fargo Bank, National Association, as property trustee, Wells Fargo Delaware Trust Company, as Delaware trustee, and James Krakau and John Kubiak, as administrative trustees.

10.4	Junior Subordinated Indenture dated June 28, 2005, between HomeBanc Corp. and Wells Fargo Bank, National Association, as Trustee.

99.1	Press Release dated June 29, 2005.